UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3610 Mavis Road
Mississauga, Ontario, Canada		L5C 1W2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 837-7295

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	TRSSF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2022, WDB Holding PA, Inc. (“WDB Holding PA”), a wholly-owned subsidiary of TerrAscend Corp., an Ontario corporation (the “Company”), the Company, TerrAscend USA Inc. and certain subsidiaries of WDB Holding PA entered into an Amendment No.3 to the Credit Agreement (the “Amendment”) with the lenders party thereto, and Acquiom Agency Services LLC (the “PA Agent”), as administrative agent for the lenders and as collateral agent for the secured parties thereto. The Amendment amends the Credit Agreement dated as of December 18, 2020, as amended by the Amendment No. 1 thereto dated as of April 28, 2022 and the Amendment No. 2 thereto dated as of November 11, 2022 (the “Existing Credit Agreement”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to them in the Amended Credit Agreement.

Pursuant to the terms of the Amendment, the PA Agent and the required lenders agreed to amend the Existing Credit Agreement to, among other things, (i) prepay $35 million of Loans pro rata to all lenders holding outstanding loans thereunder at a price equal to 103.22% of the principal amount prepaid, plus accrued and unpaid interest on March 15, 2023, (ii) permit WDB Holding PA to enter into a sale leaseback transaction in connection with its property located in Fulton County, Pennsylvania, or, in lieu of a sale leaseback transaction, permit WDB Holding PA to incur secured indebtedness in the form of a mortgage financing in an amount not to exceed $25 million, (iii) use commercially reasonable efforts, subject to obtaining approval from the New Jersey Cannabis Regulatory Commission, to (a) cause a subsidiary of the Company to be formed for the purpose of holding the assets comprising certain alternative treatment centers located in Lodi, New Jersey and Maplewood, New Jersey, and (b) provide a guaranty and grant a security interest in substantially all of its assets in favor of the PA Agent on behalf of the secured parties, and (iv) replace the existing ratio of adjusted EBITDA to interest test with an obligation to deposit an amount into a blocked account, commencing with the fiscal quarter ending March 31, 2023, to the extent the ratio declines below 2.00:1.00 for any test period.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to TerrAscend’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerrAscend Corp.

Date:	December 21, 2022	By:	/s/ Keith Stauffer
Keith Stauffer Chief Financial Officer